UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                           JUNE 3, 2005

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 DIXIE ROAD, SUITE 100, BRAMPTON, ONTARIO, CANADA		L6T 5P6
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code                                  905-863-0000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 25, 2005, Nortel Networks Inc. (“NNI”), a Delaware corporation and a wholly owned U.S. subsidiary of Nortel Networks Limited (the “Registrant”), PS Merger Sub, Inc. (“Purchaser”), a Delaware corporation and a subsidiary of NNI, and PEC Solutions, Inc., a Delaware corporation which is a government IT services firm (“PEC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for acquisition of PEC by NNI in a two step transaction.

Under the terms of the Merger Agreement, Purchaser commenced a tender offer (the “Offer”) to acquire all of PEC’s outstanding shares (the “Shares”) of common stock, U.S.$0.01 par value per Share, at a price of U.S.$15.50 per Share, net to the stockholders in cash without interest thereon. On June 3, 2005, pursuant to the Offer, Purchaser acquired approximately 26,693,725 Shares, representing approximately 95.6% of the outstanding Shares, for aggregate consideration of approximately U.S.$409.7 million.

As contemplated by the Merger Agreement, following completion of the Offer, on June 6, 2005, NNI completed the acquisition of PEC by causing Purchaser to merge (the “Merger”) with and into PEC, with PEC surviving the Merger as a wholly owned subsidiary of NNI. Because Purchaser acquired more than 90% of the outstanding Shares pursuant to the Offer, the Merger became effective without the necessity of obtaining the approval of the Merger by PEC’s other stockholders. In the Merger, any Shares which were not purchased in the Offer ceased to be outstanding and were converted into the right to receive cash in the amount of U.S.$15.50 per Share, except for Shares held by PEC stockholders who perfect their statutory appraisal rights under the General Corporation Law of the State of Delaware. The aggregate consideration payable in connection with the acquisition of PEC in the Offer and the Merger (including with respect to stock options) is approximately U.S.$444.4 million (net of cash acquired). A copy of the Merger Agreement is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement.

Nortel Networks Corporation owns all of the Registrant’s common shares and the Registrant is Nortel Networks Corporation’s principal direct operating subsidiary.

Item 9.01—Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, the Registrant will file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy one (71) calendar days after the date this report must be filed.

(b) Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, the Registrant will file the pro forma financial information required by Item 9.01(b)(1) on Form 8-K pursuant to an amendment to this Current Report of Form 8-K not later than seventy one (71) calendar days after the date this report must be filed.

(c)	Exhibits

2.1	Agreement and Plan of Merger dated as of April 25, 2005, by and among Nortel Networks Inc., PS Merger Sub, Inc., and PEC Solutions, Inc. (incorporated by reference to Exhibit 99(d)(1) of the Tender Offer Statement on Schedule TO filed by Nortel Networks Inc. with the Securities and Exchange Commission on May 3, 2005).

99.1	Press Release issued by Nortel Networks Corporation on June 7, 2005.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED
	By:	/s/ Gordon A. Davies
Gordon A. Davies
Assistant General Counsel—Securities and Corporate Secretary

Date: June 8, 2005	By:	/s/ Tracy S.J. Connelly McGilley
Tracy S.J. Connelly McGilley
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of April 25, 2005, by and among Nortel Networks Inc., PS Merger Sub, Inc., and PEC Solutions, Inc. (incorporated by reference to Exhibit 99(d)(1) of the Tender Offer Statement on Schedule TO filed by Nortel Networks Inc. with the Securities and Exchange Commission on May 3, 2005).

99.1	Press Release issued by Nortel Networks Corporation on June 7, 2005.